CONSENT OF INDEPENDENT AUDITORS We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-191905, 333-201141 and 333-225926 ), Form F-3 (No. 333-211378 ) and Form F-3ASR (No. 333- 221221 ) of Constellium SE of our report dated February 15, 2018 relating to the financial statements of Constellium-UACJ ABS LLC, which appears in this Annual Report on Form 20-F. /s/ PricewaterhouseCoopers LLP McLean, Virginia March 9, 2020